Exhibit 10.05
Angie’s List, Inc.
Amended and Restated Omnibus Incentive Plan
NOTICE OF RESTRICTED STOCK UNIT GRANT

Scott A. Durchslag

You have been granted the number of restricted stock units (the “RSUs”), each representing one share of Common Stock of Angie’s List, Inc. (the “Corporation”) (the “Shares”), as follows:

Date of Grant:	September 8, 2015

Total Number of RSUs Granted:	479,846

Vesting/Exercise Schedule:
Except for any accelerated vesting as otherwise provided in the employment agreement between you and the Corporation dated September 4, 2015 (the “Employment Agreement”), so long as you do not have a Termination of Service prior to vesting (in which event Section 12 of the Plan shall control), the RSUs shall vest in accordance with the following schedule:

- 25% on the first anniversary of the Date of Grant
- 75% ratably on a quarterly basis over a three year period thereafter

By accepting these RSUs, you agree that these RSUs are granted under and governed by the terms and conditions of the Angie’s List, Inc. Amended and Restated Omnibus Incentive Plan, this notice and the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein and the Employment Agreement.
In addition, you agree and acknowledge that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Corporation for any period of time, nor does it interfere in any way with your right or the Corporation’s right to terminate that relationship at any time, for any reason or no reason, with or without cause.

Angie’s List, Inc.

/s/ SCOTT A. DURCHSLAG	By: /s/ THOMAS R. FOX
Scott A. Durchslag	Name: Thomas R. Fox
Title: Chief Financial Officer

Angie’s List, Inc.
Amended and Restated Omnibus Incentive Plan
RESTRICTED STOCK UNIT AGREEMENT

1.    Grant of Option. Angie’s List, Inc., a Delaware corporation (the “Corporation”), hereby grants to you (“Participant”) the number of RSUs (each representing a share of Common Stock of the Corporation) set forth in the Notice of Restricted Stock Unit Grant (the “Notice”), subject to the terms, definitions and provisions of the Corporation’s Amended and Restated Omnibus Incentive Plan (the “Plan”) adopted by the Corporation, which is incorporated in this Agreement by reference and this Restricted Stock Unit Agreement (this “Agreement”). Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Notice or the Plan, as applicable. The terms and conditions of this Agreement, to the extent not controlled by the terms and conditions contained in the Plan or the Employment Agreement, are as follows:
1.Vesting. Subject to the terms of the Notices and the terms of the Plan, the RSUs shall become vested on the vesting schedule set forth in the Notice.

2.Forfeiture of Unvested RSUs. Unvested RSUs shall be forfeited without consideration as provided in the Notice.

3.Payment in Shares. Shares will be issued on the applicable vesting date (or, to the extent not administratively feasible, as soon as practicable thereafter). As a condition to such issuance, Participant shall have satisfied his or her tax withholding obligations and shall have completed, signed and returned any documents and taken any additional action that the Corporation deems appropriate to enable it to accomplish the delivery of the Shares. In no event will the Corporation be obligated to issue a fractional Share. Notwithstanding the foregoing, (i) the Corporation shall not be obligated to deliver any Shares during any period when the Corporation determines that the conversion of a RSU or the delivery of Shares hereunder would violate any federal, state or other applicable laws and/or may issue Shares subject to any restrictive legends that, as determined by the Corporation’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which Shares are issued may include a delay in order to provide the Corporation such time as it determines appropriate to address tax withholding and other administrative matters.

4.Tax Treatment. Any withholding tax liabilities (whether as a result of federal, state or other law and whether for the payment and satisfaction of any income tax, social security tax, payroll tax, or payment on account of other tax related to withholding obligations that arise by reason of the RSUs) incurred in connection with the RSUs becoming vested and Shares issued, or otherwise incurred in connection with the RSUs, may be satisfied in any of the following manners determined by the Corporation (and the Corporation may with notice to Participant require any of the following methods): (i) by the sale by Participant of a number of Shares that are issued under the RSUs, which the Corporation determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and payment of such tax withholding to the Corporation, and such Shares may be sold as part of a block trade with other participants of the Plan; (ii) with the consent of the Corporation in its discretion, by the Corporation withholding a number of Shares that would otherwise be issued under the RSUs that the Corporation determines have a fair market value equal to the minimum amount of taxes that the Corporation concludes it is required to withhold under applicable law; or (iii) by payment by Participant to the Corporation in cash or by check an amount equal to the minimum amount of taxes that the Corporation concludes it is required to withhold under applicable law. Participant hereby authorizes the Corporation to withhold such tax withholding amount from any amounts owing to Participant to the Corporation and to take any action necessary in accordance with this paragraph.

Notwithstanding the foregoing, Participant acknowledges and agrees that he or she is responsible for all taxes that arise in connection with the RSUs becoming vested and Shares being issued or otherwise incurred in connection with the RSUs, regardless of any action the Corporation takes pursuant to this Section.

5.Restrictions on Transfer. Participant understands and agrees that the RSUs may not be sold, given, transferred, assigned, pledged or otherwise hypothecated by the holder.

6.Certificates. Certificates, transfer agent book entries or other evidence of ownership as determined by the Corporation issued in respect of the Shares shall, unless the Committee otherwise determines, be registered in the name of Participant. The stock certificate, if any, shall carry such appropriate legends, and such written instructions shall be given to the Corporation transfer agent, as may be deemed necessary or advisable by counsel to the Corporation in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws.

7.No Stockholder Rights. Participant will have no voting or other rights as the Corporation’s other stockholders with respect to the RSUs or with respect to the Shares until issuance of the Shares.

8.No Employment/Service Rights. Neither this Agreement nor the grant of the RSUs hereby confers on Participant any right to continue in the employ or service of the Corporation or any Subsidiary or interferes in any way with the right of the Corporation or any Subsidiary to determine the terms of Participant’s employment or service.

9.Entire Agreement; Terms of Plan, Interpretations. Participant acknowledges that he or she has received and reviewed a copy of the Plan. The Plan and this Agreement (including the Notice) and the Employment Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement together with the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee and/or the Board shall be binding and conclusive upon Participant and his legal representatives on any question arising hereunder.

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